SHARE PURCHASE AGREEMENT

THIS AGREEMENT is made as of the 30th day of August, 2006

AMONG:

VOXPATH HOLDINGS, INC., a corporation formed pursuant to the laws of the State of Nevada and having an office for business at 378 North Main, #124, Layton, Utah 84041. (“Voxpath”)

AND:

THE RETIREMENT SOLUTION, INC., a company formed pursuant to the laws of the State of Nevada and having an office for business located at 337 N. Marwood Avenue, Fullerton CA 92832 (“Retirement”)

AND:

The shareholders of Retirement, each of whom are set forth on the signature page of this Agreement (the “Retirement Shareholders”)

WHEREAS:

A. The Retirement Shareholders own 121,500,000 shares of common stock, $0.001 par value, being 100% of the presently issued and outstanding Retirement Shares;

B. Voxpath is a reporting company whose common stock is quoted on the Over-the-Counter Bulletin Board; and

C. The respective Boards of Directors of Voxpath and Retirement deem it advisable and in the best interests of Voxpath and Retirement that Retirement become a wholly-owned subsidiary of Voxpath (the “Acquisition”) pursuant to this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

Definitions

1.1 In this Agreement the following terms will have the following meanings:

(a)	“Acquisition” means the Acquisition, at the Closing, of Retirement by Voxpath pursuant to this Agreement;

(b)	“Acquisition Shares” means the 100,000,000 Voxpath Common Shares to be issued to the Retirement Shareholders at Closing pursuant to the terms of the Acquisition;

(c)	“Agreement” means this share purchase agreement among Voxpath, Retirement, and the Retirement Shareholders;

(d)
“Voxpath Accounts Payable and Liabilities” means all accounts payable and liabilities of Voxpath, on a consolidated basis, due and owing or otherwise constituting a binding obligation of Voxpath and its subsidiaries (other than a Voxpath Material Contract) as of March 31, 2006 as set forth is Schedule “A” hereto;

(e)	“Voxpath Accounts Receivable” means all accounts receivable and other debts owing to Voxpath, on a consolidated basis, as of March 31, 2006 as set forth in Schedule “B” hereto;

(f)
“Voxpath Assets” means the undertaking and all the property and assets of the Voxpath Business of every kind and description wheresoever situated including, without limitation, Voxpath Equipment, Voxpath Inventory, Voxpath Material Contracts, Voxpath Accounts Receivable, Voxpath Cash, Voxpath Intangible Assets and Voxpath Goodwill, and all credit cards, charge cards and banking cards issued to Voxpath;

(g)	“Voxpath Bank Accounts” means all of the bank accounts, lock boxes and safety deposit boxes of Voxpath and its subsidiaries or relating to the Voxpath Business as set forth in Schedule “C” hereto;

(h) “Voxpath Business” means all aspects of any business conducted by Voxpath and its subsidiaries;

(i)	“Voxpath Cash” means all cash on hand or on deposit to the credit of Voxpath and its subsidiaries on the Closing Date;

(j)	“Voxpath Common Shares” means the shares of common stock in the capital of Voxpath;

(k)	“Voxpath Debt to Related Parties” means the debts owed by Voxpath to any affiliate, director or officer of Voxpath as described in Schedule “D” hereto;

(l)
“Voxpath Equipment” means all machinery, equipment, furniture, and furnishings used in the Voxpath Business, including, without limitation, the items more particularly described in Schedule “E” hereto;

(m)
“Voxpath Financial Statements” means, collectively, the audited consolidated financial statements of Voxpath for the fiscal year ended December 31, 2005, together with the unqualified auditors’ report thereon, and the unaudited consolidated financial statements of Voxpath for the three month period ended March 31, 2006, true copies of which are attached as Schedule “F” hereto;

(n)
“Voxpath Goodwill” means the goodwill of the Voxpath Business including the right to all corporate, operating and trade names associated with the Voxpath Business, or any variations of such names as part of or in connection with the Voxpath Business, all books and records and other information relating to the Voxpath Business, all necessary licenses and authorizations and any other rights used in connection with the Voxpath Business;

(o)	“Voxpath Insurance Policies” means the public liability insurance and insurance against loss or damage to the Voxpath Assets and the Voxpath Business as described in Schedule “G” hereto;

(p)
“Voxpath Intangible Assets” means all of the intangible assets of Voxpath and its subsidiaries, including, without limitation, Voxpath Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of Voxpath and its subsidiaries;

(q)	“Voxpath Inventory” means all inventory and supplies of the Voxpath Business as of March 31, 2006, as set forth in Schedule “H” hereto; and

(r)
“Voxpath Material Contracts” means the burden and benefit of and the right, title and interest of Voxpath and its subsidiaries in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which Voxpath or its subsidiaries are entitled whereunder Voxpath or its subsidiaries are obligated to pay or entitled to receive the sum of $10,000 or more including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month’s notice, and those contracts listed in Schedule “I” hereto.

(s)	“Closing” means the completion, on the Closing Date, of the transactions contemplated hereby in accordance with Article 9 hereof;

(t)
“Closing Date” means the day on which all conditions precedent to the completion of the transaction as contemplated hereby have been satisfied or waived, but in any event no later than September, 2006;

(u)
“Retirement Accounts Payable and Liabilities” means all accounts payable and liabilities of Retirement, due and owing or otherwise constituting a binding obligation of Retirement (other than a Retirement Material Contract) as of March 31, 2006 as set forth in Schedule “J” hereto;

(v)	“Retirement Accounts Receivable” means all accounts receivable and other debts owing to Retirement, as of March 31, 2006 as set forth in Schedule “K” hereto;

(w)
“Retirement Assets” means the undertaking and all the property and assets of the Retirement Business of every kind and description wheresoever situated including, without limitation, Retirement Equipment, Retirement Inventory, Retirement Material Contracts, Retirement Accounts Receivable, Retirement Cash, Retirement Intangible Assets and Retirement Goodwill, and all credit cards, charge cards and banking cards issued to Retirement;

(x)	“Retirement Bank Accounts” means all of the bank accounts, lock boxes and safety deposit boxes of Retirement or relating to the Retirement Business as set forth in Schedule “L” hereto;

(y)	“Retirement Business” means all aspects of the business conducted by Retirement;

(z)	“Retirement Cash” means all cash on hand or on deposit to the credit of Retirement on the Closing Date;

(aa)
“Retirement Debt to Related Parties” means the debts owed by Retirement and its subsidiaries to the Retirement Shareholders or to any family member thereof, or to any affiliate, director or officer of Retirement or the Retirement Shareholders as described in Schedule “M”;

(bb)
“Retirement Equipment” means all machinery, equipment, furniture, and furnishings used in the Retirement Business, including, without limitation, the items more particularly described in Schedule “N” hereto;

(cc)
“Retirement Financial Statements” means collectively, the audited financial statements of Retirement for the two fiscal years ended December 31, 2005, together with the unqualified auditors’ report thereon, and the unaudited consolidated financial statements of Retirement for the three month period ended March 31, 2006, true copies of which are attached as Schedule “O” hereto;

(dd)
“Retirement Goodwill” means the goodwill of the Retirement Business together with the exclusive right of Voxpath to represent itself as carrying on the Retirement Business in succession of Retirement subject to the terms hereof, and the right to use any words indicating that the Retirement Business is so carried on including the right to use the name “Retirement” or “Retirement International” or any variation thereof as part of the name of or in connection with the Retirement Business or any part thereof carried on or to be carried on by Retirement, the right to all corporate, operating and trade names associated with the Retirement Business, or any variations of such names as part of or in connection with the Retirement Business, all telephone listings and telephone advertising contracts, all lists of customers, books and records and other information relating to the Retirement Business, all necessary licenses and authorizations and any other rights used in connection with the Retirement Business;

(ee)	“Retirement Insurance Policies” means the public liability insurance and insurance against loss or damage to Retirement Assets and the Retirement Business as described in Schedule “P” hereto;

(ff)
“Retirement Intangible Assets” means all of the intangible assets of Retirement, including, without limitation, Retirement Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of Retirement and its subsidiaries;

(gg)	“Retirement Inventory” means all inventory and supplies of the Retirement Business as of March 31, 2006 as set forth in Schedule “Q” hereto;

(hh)
“Retirement Material Contracts” means the burden and benefit of and the right, title and interest of Retirement in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which Retirement is entitled in connection with the Retirement Business whereunder Retirement is obligated to pay or entitled to receive the sum of $10,000 or more including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month’s notice, and those contracts listed in Schedule “R” hereto;

(ii)
“Retirement Related Party Debts” means the debts owed by the Retirement Shareholders or by any family member thereof, or by any affiliate, director or officer of Retirement or the Retirement Shareholders, to Retirement as described in Schedule “S”;

(jj)	“Retirement Shares” means all of the issued and outstanding shares of Retirement’s equity stock;

(kk)	“Place of Closing” means the offices of Sichenzia Ross Friedman Ference LLP, or such other place as Voxpath and Retirement may mutually agree upon;

Any other terms defined within the text of this Agreement will have the meanings so ascribed to them.

Captions and Section Numbers

1.2 The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

Section References and Schedules

1.3 Any reference to a particular “Article”, “section”, “paragraph”, “clause” or other subdivision is to the particular Article, section, clause or other subdivision of this Agreement and any reference to a Schedule by letter will mean the appropriate Schedule attached to this Agreement and by such reference the appropriate Schedule is incorporated into and made part of this Agreement. The Schedules to this Agreement are as follows:

Information concerning Voxpath

Schedule “A” Voxpath Accounts Payable and Liabilities
Schedule “B” Voxpath Accounts Receivable
Schedule “C” Voxpath Bank Accounts
Schedule “D” Voxpath Debts to Related Parties
Schedule “E” Voxpath Equipment
Schedule “F” Voxpath Financial Statements
Schedule “G” Voxpath Insurance Policies
Schedule “H” Voxpath Inventory
Schedule “I”  Voxpath Material Contracts

Information concerning Retirement

Schedule “J” Retirement Accounts Payable and Liabilities
Schedule “K” Retirement Accounts Receivable
Schedule “L” Retirement Bank Accounts
Schedule “M” Retirement Debts to Related Parties
Schedule “N” Retirement Equipment
Schedule “O” Retirement Financial Statements
Schedule “P” Retirement Insurance Policies
Schedule “Q” Retirement Inventory
Schedule “R” Retirement Material Contracts
Schedule “S” Retirement Related Party Debts

Severability of Clauses

1.4 If any part of this Agreement is declared or held to be invalid for any reason, such invalidity will not affect the validity of the remainder which will continue in full force and effect and be construed as if this Agreement had been executed without the invalid portion, and it is hereby declared the intention of the parties that this Agreement would have been executed without reference to any portion which may, for any reason, be hereafter declared or held to be invalid.

ARTICLE 2
THE ACQUISITION

Sale of Shares

2.1 The Retirement Shareholders hereby agree to sell to Voxpath the Retirement Shares in exchange for the Acquisition Shares on the Closing Date and to transfer to Voxpath on the Closing Date a 100% undivided interest in and to the Retirement Shares free from all liens, mortgages, charges, pledges, encumbrances or other burdens with all rights now or thereafter attached thereto.

Allocation of Consideration

2.2 The Acquisition Shares shall be allocated to the Retirement Shareholders on the basis of .8230452 Acquisition Shares for each one Retirement Share held by a Retirement Shareholder as set forth in Schedule 2.2 attached hereto.

Adherence with Applicable Securities Laws

2.2 The Retirement Shareholders agree that they are acquiring the Acquisition Shares for investment purposes and will not offer, sell or otherwise transfer, pledge or hypothecate any of the Acquisition Shares issued to them (other than pursuant to an effective Registration Statement under the Securities Act of 1933, as amended) directly or indirectly unless:

(a)	the sale is to Voxpath;

(b)	the sale is made pursuant to the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144 thereunder; or

(c)
the Acquisition Shares are sold in a transaction that does not require registration under the Securities Act of 1933, as amended, or any applicable United States state laws and regulations governing the offer and sale of securities, and the vendor has furnished to Voxpath an opinion of counsel to that effect or such other written opinion as may be reasonably required by Voxpath.

The Retirement Shareholders acknowledge that the certificates representing the Acquisition Shares shall bear the following legend:

NO SALE, OFFER TO SELL, OR TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE MADE UNLESS A REGISTRATION STATEMENT UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED, IN RESPECT OF SUCH SHARES IS THEN IN EFFECT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT IS THEN IN FACT APPLICABLE TO SAID SHARES.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES
OF VOXPATH

Representations and Warranties

3.1 Voxpath hereby represents and warrants in all material respects to Retirement and the Retirement Shareholders, with the intent that Retirement and the Retirement Shareholders will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

Voxpath - Corporate Status and Capacity

(a)
Incorporation. Voxpath is a corporation duly incorporated and validly subsisting under the laws of the State of Nevada and in good standing with the office of the Secretary of State for the State of Nevada;

(b)
Carrying on Business. Voxpath conducts the business described in its filings with the Securities and Exchange Commission and does not conduct any other business. Voxpath is duly authorized to carry on such business in the State of Utah. The nature of the Voxpath Business does not require Voxpath to register or otherwise be qualified to carry on business in any other jurisdictions;

(c)	Corporate Capacity. Voxpath has the corporate power, capacity and authority to own the Voxpath Assets and to enter into and complete this Agreement;

(d)
Reporting Status; Listing. Voxpath is required to file current reports with the Securities and Exchange Commission pursuant to section 13 of the Securities Exchange Act of 1934, the Voxpath Common Shares are registered under section 12(g) of the Securities Exchange Act of 1934 and are quoted on the Over-the-Counter Bulletin Board, and all reports required to be filed by Voxpath with the Securities and Exchange Commission or NASD have been filed;

Voxpath - Capitalization

(e)
Authorized Capital. The authorized capital of Voxpath consists of 700,000,000 Voxpath Common Shares, $0.001 par value and no shares of preferred stock, of which 71,603,434 Voxpath Common Shares, and no shares of preferred stock are presently issued and outstanding;

(f)
No Option, Warrant or Other Right. No person, firm or corporation has any agreement, option, warrant, preemptive right or any other right capable of becoming an agreement, option, warrant or right for the acquisition of Voxpath Common Shares or for the purchase, subscription or issuance of any of the unissued shares in the capital of Voxpath;

Voxpath - Records and Financial Statements

(g)
Charter Documents. The charter documents of Voxpath and its subsidiaries have not been altered since the incorporation of each, respectively, except as filed in the record books of Voxpath or its subsidiaries, as the case may be;

(h)
Corporate Minute Books. The corporate minute books of Voxpath and its subsidiaries are complete and each of the minutes contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All actions by Voxpath and its subsidiaries which required director or shareholder approval are reflected on the corporate minute books of Voxpath and its subsidiaries. Voxpath and its subsidiaries are not in violation or breach of, or in default with respect to, any term of their respective Certificates of Incorporation (or other charter documents) or by-laws.

(i)
Voxpath Financial Statements. The Voxpath Financial Statements present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of Voxpath, on a consolidated basis, as of the respective dates thereof, and the sales and earnings of the Voxpath Business during the periods covered thereby, in all material respects and have been prepared in substantial accordance with generally accepted accounting principles consistently applied;

(j)
Voxpath Accounts Payable and Liabilities. There are no material liabilities, contingent or otherwise, of Voxpath or its subsidiaries which are not disclosed in Schedule “A” hereto or reflected in the Voxpath Financial Statements except those incurred in the ordinary course of business since the date of the said schedule and the Voxpath Financial Statements, and neither Voxpath nor its subsidiaries have guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation. Without limiting the generality of the foregoing, all accounts payable and liabilities of Voxpath as of March 31, 2006, are described in Schedule “A” hereto;

(k)
Voxpath Accounts Receivable. All the Voxpath Accounts Receivable result from bona fide business transactions and services actually rendered without, to the knowledge and belief of Voxpath, any claim by the obligor for set-off or counterclaim. Without limiting the generality of the foregoing, all accounts receivable of Voxpath as of March 31, 2006, are described in Schedule “B” hereto;

(l)	Voxpath Bank Accounts. All of the Voxpath Bank Accounts, their location, numbers and the authorized signatories thereto are as set forth in Schedule “C” hereto;

(m)
No Debt to Related Parties. Except as disclosed in Schedule “D” hereto, neither Voxpath nor any of its subsidiaries is, and on Closing will not be, indebted to any affiliate, director or officer of Voxpath except accounts payable on account of bona fide business transactions of Voxpath incurred in normal course of the Voxpath Business, including employment agreements, none of which are more than 30 days in arrears;

(n)
No Related Party Debt to Voxpath. No director or officer or affiliate of Voxpath is now indebted to or under any financial obligation to Voxpath or any subsidiary on any account whatsoever, except for advances on account of travel and other expenses not exceeding $1,000 in total;

(o)	No Dividends. No dividends or other distributions on any shares in the capital of Voxpath have been made, declared or authorized since the date of Voxpath Financial Statements;

(p)
No Payments. No payments of any kind have been made or authorized since the date of the Voxpath Financial Statements to or on behalf of officers, directors, shareholders or employees of Voxpath or its subsidiaries or under any management agreements with Voxpath or its subsidiaries, except payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them;

(q)	No Pension Plans. There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting Voxpath;

(r)	No Adverse Events. Since the date of the Voxpath Financial Statements

(i)
there has not been any material adverse change in the consolidated financial position or condition of Voxpath, its subsidiaries, its liabilities or the Voxpath Assets or any damage, loss or other change in circumstances materially affecting Voxpath, the Voxpath Business or the Voxpath Assets or Voxpath’ right to carry on the Voxpath Business, other than changes in the ordinary course of business,

(ii)
there has not been any damage, destruction, loss or other event (whether or not covered by insurance) materially and adversely affecting Voxpath, its subsidiaries, the Voxpath Business or the Voxpath Assets,

(iii)
there has not been any material increase in the compensation payable or to become payable by Voxpath to any of Voxpath’ officers, employees or agents or any bonus, payment or arrangement made to or with any of them,

(iv)	the Voxpath Business has been and continues to be carried on in the ordinary course,

(v)	Voxpath has not waived or surrendered any right of material value,

(vi)	neither Voxpath nor its subsidiaries have discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business, and

(vii)	no capital expenditures in excess of $10,000 individually or $30,000 in total have been authorized or made.

Voxpath - Income Tax Matters

(s)
Tax Returns. All tax returns and reports of Voxpath and its subsidiaries required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by Voxpath and its subsidiaries or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid;

(t)
Current Taxes. Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by Voxpath or its subsidiaries. Voxpath is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns;

Voxpath - Applicable Laws and Legal Matters

(u)
Licenses. Voxpath and its subsidiaries hold all licenses and permits as may be requisite for carrying on the Voxpath Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the Voxpath Business;

(v)
Applicable Laws. Neither Voxpath nor its subsidiaries have been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which they are subject or which apply to them the violation of which would have a material adverse effect on the Voxpath Business, and neither Voxpath nor its subsidiaries are in breach of any laws, ordinances, statutes, regulations, bylaws, orders or decrees the contravention of which would result in a material adverse impact on the Voxpath Business;

(w)
Pending or Threatened Litigation. There is no material litigation or administrative or governmental proceeding pending or threatened against or relating to Voxpath, its subsidiaries, the Voxpath Business, or any of the Voxpath Assets nor does Voxpath have any knowledge of any deliberate act or omission of Voxpath or its subsidiaries that would form any material basis for any such action or proceeding;

(x)
No Bankruptcy. Neither Voxpath nor its subsidiaries have made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against Voxpath or its subsidiaries and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of Voxpath or its subsidiaries;

(y)
Labor Matters. Neither Voxpath nor its subsidiaries are party to any collective agreement relating to the Voxpath Business with any labor union or other association of employees and no part of the Voxpath Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of Voxpath, has made any attempt in that regard;

(z)
Finder’s Fees. Neither Voxpath nor its subsidiaries are party to any agreement which provides for the payment of finder’s fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

Execution and Performance of Agreement

(aa)
Authorization and Enforceability. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Voxpath;

(bb)	No Violation or Breach. The execution and performance of this Agreement will not:

(i)
violate the charter documents of Voxpath or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which Voxpath or its subsidiaries are party,

(ii)	give any person any right to terminate or cancel any agreement including, without limitation, the Voxpath Material Contracts, or any right or rights enjoyed by Voxpath or its subsidiaries,

(iii)	result in any alteration of Voxpath’ or its subsidiaries’ obligations under any agreement to which Voxpath or its subsidiaries are party including, without limitation, the Voxpath Material Contracts,

(iv)	result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the Voxpath Assets,

(v)	result in the imposition of any tax liability to Voxpath or its subsidiaries relating to the Voxpath Assets, or

(vi)	violate any court order or decree to which either Voxpath or its subsidiaries are subject;

The Voxpath Assets - Ownership and Condition

(cc)
Business Assets. The Voxpath Assets comprise all of the property and assets of the Voxpath Business, and no other person, firm or corporation owns any assets used by Voxpath or its subsidiaries in operating the Voxpath Business, whether under a lease, rental agreement or other arrangement, other than as disclosed in Schedules “E” or “H” hereto;

(dd)
Title. Voxpath or its subsidiaries are the legal and beneficial owner of the Voxpath Assets, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed in Schedules “E” or “H” hereto;

(ee)	No Option. No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the Voxpath Assets;

(ff)
Voxpath Insurance Policies. Voxpath and its subsidiaries maintain the public liability insurance and insurance against loss or damage to the Voxpath Assets and the Voxpath Business as described in Schedule “G” hereto;

(gg)	Voxpath Material Contracts. The Voxpath Material Contracts listed in Schedule “I” constitute all of the material contracts of Voxpath and its subsidiaries;

(hh)
No Default. There has not been any default in any material obligation of Voxpath or any other party to be performed under any of the Voxpath Material Contracts, each of which is in good standing and in full force and effect and unamended (except as disclosed in Schedule “I” hereto), and Voxpath is not aware of any default in the obligations of any other party to any of the Voxpath Material Contracts;

(ii)
No Compensation on Termination. There are no agreements, commitments or understandings relating to severance pay or separation allowances on termination of employment of any employee of Voxpath or its subsidiaries. Neither Voxpath nor its subsidiaries are obliged to pay benefits or share profits with any employee after termination of employment except as required by law;

Voxpath Assets - Voxpath Equipment

(jj)	Voxpath Equipment. The Voxpath Equipment has been maintained in a manner consistent with that of a reasonably prudent owner and such equipment is in good working condition;

Voxpath Assets - Voxpath Goodwill and Other Assets

(kk)
Voxpath Goodwill. Voxpath and its subsidiaries does not carry on the Voxpath Business under any other business or trade names. Voxpath does not have any knowledge of any infringement by Voxpath or its subsidiaries of any patent, trademarks, copyright or trade secret;

The Voxpath Business

(ll)
Maintenance of Business. Since the date of the Voxpath Financial Statements, Voxpath and its subsidiaries have not entered into any material agreement or commitment except in the ordinary course and except as disclosed herein;

(mm)	Subsidiaries. Voxpath does not own any subsidiaries and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm; and

Voxpath - Acquisition Shares

(nn)
Acquisition Shares. The Acquisition Shares when delivered to the Retirement Shareholders pursuant to the Acquisition shall be validly issued and outstanding as fully paid and non-assessable shares and the Acquisition Shares shall be transferable upon the books of Voxpath, in all cases subject to the provisions and restrictions of all applicable securities laws.

Non-Merger and Survival

3.2 The representations and warranties of Voxpath contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time. Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by Retirement or the Retirement Shareholders, the representations and warranties of Voxpath shall survive the Closing.

Indemnity

3.3 Voxpath agrees to indemnify and save harmless Retirement and the Retirement Shareholders from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (subject to the right of Voxpath to defend any such claim), resulting from the breach by it of any representation or warranty made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by Voxpath to Retirement or the Retirement Shareholders hereunder.

ARTICLE 4
COVENANTS OF VOXPATH

Covenants

4.1 Voxpath covenants and agrees with Retirement and the Retirement Shareholders that it will:

(a)
Conduct of Business. Until the Closing, conduct the Voxpath Business diligently and in the ordinary course consistent with the manner in which the Voxpath Business generally has been operated up to the date of execution of this Agreement;

(b)
Preservation of Business. Until the Closing, use its best efforts to preserve the Voxpath Business and the Voxpath Assets and, without limitation, preserve for Retirement Voxpath’s and its subsidiaries’ relationships with any third party having business relations with them;

(c)
Access. Until the Closing, give Retirement, the Retirement Shareholders, and their representatives full access to all of the properties, books, contracts, commitments and records of Voxpath, and furnish to Retirement, the Retirement Shareholders and their representatives all such information as they may reasonably request; and

(d)
Procure Consents. Until the Closing, take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the Acquisition and to preserve and maintain the Voxpath Assets notwithstanding the change in control of Retirement arising from the Acquisition.

Authorization

4.2 Voxpath hereby agrees to authorize and direct any and all federal, state, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting Voxpath and its subsidiaries to release any and all information in their possession respecting Voxpath and its subsidiaries to the Retirement Shareholders. Voxpath shall promptly execute and deliver to the Retirement Shareholders any and all consents to the release of information and specific authorizations which the Retirement Shareholders reasonably requires to gain access to any and all such information.

Survival

4.3 The covenants set forth in this Article shall survive the Closing for the benefit of Retirement and the Retirement Shareholders.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF
THE RETIREMENT SHAREHOLDERS

Representations and Warranties

5.1 The Retirement Shareholders hereby jointly and severally represent and warrant in all material respects to Voxpath, with the intent that it will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

Retirement - Company Status and Capacity

(a)
Formation. Retirement is a corporation duly incorporated and validly subsisting under the laws of the State of Nevada and in good standing with the office of the Secretary of State for the State of Nevada;

(b)
Carrying on Business. Retirement carries on the Retirement Business primarily in the State of South Carolina and carries on material business activity in other jurisdiction. The nature of the Retirement Business does not require Retirement to register or otherwise be qualified to carry on business in any jurisdiction;

(c)	Legal Capacity. Retirement has the legal power, capacity and authority to own Retirement Assets, to carry on the Business of Retirement and to enter into and complete this Agreement;

Retirement - Capitalization

(d)	Authorized Capital. The authorized capital of Retirement consists of 300,000,000 shares of common stock, $0.001 par value;

(e)
Ownership of Retirement Shares. The issued and outstanding shares of Retirement common stock will on Closing consist of 121,500,000 shares of common stock, $0.001 par value, (being the Retirement Shares), which shares on Closing shall be validly issued and outstanding as fully paid and non-assessable shares. The Retirement Shareholders will be at Closing the registered and beneficial owners of the 121,500,000 Retirement Shares. The Retirement Shares owned by the Retirement Shareholders will on Closing be free and clear of any and all liens, charges, pledges, encumbrances, restrictions on transfer and adverse claims whatsoever;

(f)
Options, Warrants or Other Rights. Except as set forth in Schedule 5.1(f) attached hereto, no person, firm or corporation has any agreement, option, warrant, preemptive right or any other right capable of becoming an agreement, option, warrant or right for the acquisition of Retirement Shares held by the Retirement Shareholders or for the purchase, subscription or issuance of any of the unissued shares in the capital of Retirement;

(g)	No Restrictions. There are no restrictions on the transfer, sale or other disposition of Retirement Shares contained in the charter documents of Retirement or under any agreement;

Retirement - Records and Financial Statements

(h)	Charter Documents. The charter documents of Retirement have not been altered since its formation date, except as filed in the record books of Retirement;

(i)
Minute Books. The minute books of Retirement are complete and each of the minutes contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All actions by Retirement which required director or shareholder approval are reflected on the corporate minute books of Retirement. Retirement is not in violation or breach of, or in default with respect to, any term of its Certificate of Incorporation (or other charter documents) or by-laws.

(j)
Retirement Financial Statements. The Retirement Financial Statements present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of Retirement as of the date thereof, and the sales and earnings of the Retirement Business during the periods covered thereby, in all material respects, and have been prepared in substantial accordance with generally accepted accounting principles consistently applied;

(k)
Retirement Accounts Payable and Liabilities. There are no material liabilities, contingent or otherwise, of Retirement which are not disclosed in Schedule “J” hereto or reflected in the Retirement Financial Statements except those incurred in the ordinary course of business since the date of the said schedule and the Retirement Financial Statements, and Retirement has not guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation. Without limiting the generality of the foregoing, all accounts payable and liabilities of Retirement as of December 31, 2005 are described in Schedule “J” hereto;

(l)
Retirement Accounts Receivable. All the Retirement Accounts Receivable result from bona fide business transactions and services actually rendered without, to the knowledge and belief of the Retirement Shareholders, any claim by the obligor for set-off or counterclaim. Without limiting the generality of the foregoing, all accounts receivable of Retirement as of December 31, 2005, are described in Schedule “K” hereto;

(m)	Retirement Bank Accounts. All of the Retirement Bank Accounts, their location, numbers and the authorized signatories thereto are as set forth in Schedule “L” hereto;

(n)
No Debt to Related Parties. Except as disclosed in Schedule “M” hereto, Retirement is not and on Closing will not be, indebted to the Retirement Shareholders nor to any family member thereof, nor to any affiliate, director or officer of Retirement or the Retirement Shareholders except accounts payable on account of bona fide business transactions of Retirement incurred in normal course of Retirement Business, including employment agreements with the Retirement Shareholders, none of which are more than 30 days in arrears;

(o)
No Related Party Debt to Retirement. Except as set forth on Schedule “M” hereto, no Retirement Shareholder nor any director, officer or affiliate of Retirement is now indebted to or under any financial obligation to Retirement on any account whatsoever, except for advances on account of travel and other expenses not exceeding $5,000 in total;

(p)	No Dividends. No dividends or other distributions on any shares in the capital of Retirement have been made, declared or authorized since the date of the Retirement Financial Statements;

(q)
No Payments. No payments of any kind have been made or authorized since the date of the Retirement Financial Statements to or on behalf of the Retirement Shareholders or to or on behalf of officers, directors, shareholders or employees of Retirement or under any management agreements with Retirement, except payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them;

(r)
No Pension Plans. There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting Retirement, except as set forth in the Retirement Financial Statements;

(s)	No Adverse Events. Since the date of the Retirement Financial Statements:

(i)
there has not been any material adverse change in the consolidated financial position or condition of Retirement, its liabilities or the Retirement Assets or any damage, loss or other change in circumstances materially affecting Retirement, the Retirement Business or the Retirement Assets or Retirement’s right to carry on the Retirement Business, other than changes in the ordinary course of business,

(ii)	there has not been any damage, destruction, loss or other event (whether or not covered by insurance) materially and adversely affecting Retirement, the Retirement Business or the Retirement Assets,

(iii)
there has not been any material increase in the compensation payable or to become payable by Retirement to the Retirement Shareholders or to any of Retirement’s officers, employees or agents or any bonus, payment or arrangement made to or with any of them,

(iv)	the Retirement Business has been and continues to be carried on in the ordinary course,

(v)	Retirement has not waived or surrendered any right of material value,

(vi)	Retirement has not discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business, and

(vii)	no capital expenditures in excess of $10,000 individually or $30,000 in total have been authorized or made;

Retirement - Income Tax Matters

(t)
Tax Returns. All tax returns and reports of Retirement required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by Retirement or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid;

(u)
Current Taxes. Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by Retirement. Retirement is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns;

Retirement - Applicable Laws and Legal Matters

(v)
Licenses. Retirement holds all licenses and permits as may be requisite for carrying on the Retirement Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the Retirement Business;

(w)
Applicable Laws. Retirement has not been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which they are subject or which applies to them the violation of which would have a material adverse effect on the Retirement Business, and, to the knowledge of the Retirement Shareholders, Retirement is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees the contravention of which would result in a material adverse impact on the Retirement Business;

(x)
Pending or Threatened Litigation. There is no material litigation or administrative or governmental proceeding pending or threatened against or relating to Retirement, the Retirement Business, or any of the Retirement Assets, nor do the Retirement Shareholders have any knowledge of any deliberate act or omission of Retirement that would form any material basis for any such action or proceeding;

(y)
No Bankruptcy. Retirement has not made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against Retirement and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of Retirement;

(z)
Labor Matters. Retirement is not party to any collective agreement relating to the Retirement Business with any labor union or other association of employees and no part of the Retirement Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of the Retirement Shareholders, has made any attempt in that regard;

(aa)
Finder’s Fees. Retirement is not a party to any agreement which provides for the payment of finder’s fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

Execution and Performance of Agreement

(bb)
Authorization and Enforceability. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Retirement;

(cc)	No Violation or Breach. The execution and performance of this Agreement will not

(i)	violate the charter documents of Retirement or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which Retirement is a party,

(ii)	give any person any right to terminate or cancel any agreement including, without limitation, Retirement Material Contracts, or any right or rights enjoyed by Retirement,

(iii)	result in any alteration of Retirement’s obligations under any agreement to which Retirement is a party including, without limitation, the Retirement Material Contracts,

(iv)	result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the Retirement Assets,

(v)	result in the imposition of any tax liability to Retirement relating to Retirement Assets or the Retirement Shares, or

(vi)	violate any court order or decree to which either Retirement is subject;

Retirement Assets - Ownership and Condition

(dd)
Business Assets. The Retirement Assets, comprise all of the property and assets of the Retirement Business, and neither the Retirement Shareholders nor any other person, firm or corporation owns any assets used by Retirement in operating the Retirement Business, whether under a lease, rental agreement or other arrangement, other than as disclosed in Schedules “N” or “Q” hereto;

(ee)
Title. Retirement is the legal and beneficial owner of the Retirement Assets, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed in Schedules “N” or “Q” hereto;

(ff)	No Option. No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the Retirement Assets;

(gg)
Retirement Insurance Policies. Retirement maintains the public liability insurance and insurance against loss or damage to the Retirement Assets and the Retirement Business as described in Schedule “P” hereto;

(hh)	Retirement Material Contracts. The Retirement Material Contracts listed in Schedule “R” constitute all of the material contracts of Retirement;

(ii)
No Default. There has not been any default in any material obligation of Retirement or any other party to be performed under any of Retirement Material Contracts, each of which is in good standing and in full force and effect and unamended (except as disclosed in Schedule “R”), and Retirement is not aware of any default in the obligations of any other party to any of the Retirement Material Contracts;

(jj)
No Compensation on Termination. There are no agreements, commitments or understandings relating to severance pay or separation allowances on termination of employment of any employee of Retirement. Retirement is not obliged to pay benefits or share profits with any employee after termination of employment except as required by law;

Retirement Assets - Retirement Equipment

(kk)	Retirement Equipment. The Retirement Equipment has been maintained in a manner consistent with that of a reasonably prudent owner and such equipment is in good working condition;

Retirement Assets - Retirement Goodwill and Other Assets

(ll)
Retirement Goodwill. Retirement carries on the Retirement Business only under the name “Retirement Technologies, Inc.” and variations thereof and under no other business or trade names. The Retirement Shareholders do not have any knowledge of any infringement by Retirement of any patent, trademark, copyright or trade secret;

The Business of Retirement

(mm)
Maintenance of Business. Since the date of the Retirement Financial Statements, the Retirement Business has been carried on in the ordinary course and Retirement has not entered into any material agreement or commitment except in the ordinary course; and

(nn)
Subsidiaries. Retirement does not own any subsidiaries and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm and Retirement does not own any subsidiary and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm.

Non-Merger and Survival

5.2 The representations and warranties of Retirement contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time. Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by Voxpath, the representations and warranties of Retirement shall survive the Closing.

Indemnity

5.3 The Retirement Shareholders agree to indemnify and save harmless Voxpath from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (collectively, the “Claims”) (subject to the right of the Retirement Shareholders to defend any such claim), resulting from the breach by any of them of any representation or warranty of such party made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by Retirement or the Retirement Shareholders to Voxpath hereunder; provided, however, the Retirement Shareholders shall not be required to indemnify Voxpath for any such Claims in excess of the value of the Retirement Shares.

ARTICLE 6
COVENANTS OF RETIREMENT AND
THE RETIREMENT SHAREHOLDERS

Covenants

6.1 Retirement and the Retirement Shareholders covenant and agree with Voxpath that they will:

(a)
Conduct of Business. Until the Closing, conduct the Retirement Business diligently and in the ordinary course consistent with the manner in which the Retirement Business generally has been operated up to the date of execution of this Agreement;

(b)
Preservation of Business. Until the Closing, use their best efforts to preserve the Retirement Business and the Retirement Assets and, without limitation, preserve for Voxpath Retirement’s relationships with their suppliers, customers and others having business relations with them;

(c)
Access. Until the Closing, give Voxpath and its representatives full access to all of the properties, books, contracts, commitments and records of Retirement relating to Retirement, the Retirement Business and the Retirement Assets, and furnish to Voxpath and its representatives all such information as they may reasonably request;

(d)
Procure Consents. Until the Closing, take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the Acquisition and to preserve and maintain the Retirement Assets, including the Retirement Material Contracts, notwithstanding the change in control of Retirement arising from the Acquisition;

(e)
Reporting and Internal Controls. From and after the Closing, the Retirement Shareholders shall forthwith take all required actions to implement internal controls on the business of Retirement to ensure that Retirement and Voxpath comply with Section 13(b)(2) of the Securities and Exchange Act of 1934;

(f)	1934 Act Reports. From and after the Closing Date, take all such steps as are necessary to discharge all reporting obligations imposed upon them by the Securities Exchange Act of 1934;

(g)
Prohibitions. From and for a period of twelve (12) months after the Closing Date, not effect any reverse splits, remove assets from Retirement without valid consideration, register shares pursuant to Form S-8, and will not issue shares for consideration less than a 50% discount to the then current market price of the Voxpath, which percentage shall be determined at the commencement of any offering to be conducted.

Authorization

6.2 Retirement hereby agrees to authorize and direct any and all federal, state, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting Retirement to release any and all information in their possession respecting Retirement to Voxpath. Retirement shall promptly execute and deliver to Voxpath any and all consents to the release of information and specific authorizations which Voxpath reasonably require to gain access to any and all such information.

Survival

6.3 The covenants set forth in this Article shall survive the Closing for the benefit of Voxpath.

ARTICLE 7
CONDITIONS PRECEDENT

Conditions Precedent in favor of Voxpath

7.1 Voxpath’s obligations to carry out the transactions contemplated hereby are subject to the fulfillment of each of the following conditions precedent on or before the Closing:

(a)	all documents or copies of documents required to be executed and delivered to Voxpath hereunder will have been so executed and delivered;

(b)
all of the terms, covenants and conditions of this Agreement to be complied with or performed by Retirement or the Retirement Shareholders at or prior to the Closing will have been complied with or performed;

(c)
title to the Retirement Shares held by the Retirement Shareholders and to the Retirement Assets will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed herein, and the Retirement Shares shall be duly transferred to Voxpath;

(d)	subject to Article 8 hereof, there will not have occurred

(i)
any material adverse change in the financial position or condition of Retirement, its liabilities or the Retirement Assets or any damage, loss or other change in circumstances materially and adversely affecting Retirement, the Retirement Business or the Retirement Assets or Retirement’s right to carry on the Retirement Business, other than changes in the ordinary course of business, none of which has been materially adverse, or

(ii)
any damage, destruction, loss or other event, including changes to any laws or statutes applicable to Retirement or the Retirement Business (whether or not covered by insurance) materially and adversely affecting Retirement, the Retirement Business or the Retirement Assets;

(e)	the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any;

(f)	the transactions contemplated hereby shall have been approved by the Board of Directors and shareholders of Retirement;

(g)
on or prior to the Closing Date, Retirement and/or the Retirement Shareholders shall have acquired all of the ordinary shares held by Retirement Shareholders that are not participating in this Agreement so that Voxpath shall acquire 100% of the presently issued and outstanding Retirement Shares; and

(h)	on or prior to the Closing Date, Retirement shall have delivered the Retirement Financial Statements.

Waiver by Voxpath

7.2 The conditions precedent set out in the preceding section are inserted for the exclusive benefit of Voxpath and any such condition may be waived in whole or in part by Voxpath at or prior to the Closing by delivering to Retirement a written waiver to that effect signed by Voxpath. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing, Voxpath shall be released from all obligations under this Agreement.

Conditions Precedent in Favor of Retirement and the Retirement Shareholders

7.3 The obligations of Retirement and the Retirement Shareholders to carry out the transactions contemplated hereby are subject to the fulfillment of each of the following conditions precedent on or before the Closing:

(a)	all documents or copies of documents required to be executed and delivered to Retirement hereunder will have been so executed and delivered;

(b)	all of the terms, covenants and conditions of this Agreement to be complied with or performed by Voxpath at or prior to the Closing will have been complied with or performed;

(c)
Voxpath will have delivered the Acquisition Shares to be issued pursuant to the terms of the Acquisition to Retirement at the Closing and the Acquisition Shares will be registered on the books of Voxpath in the name of the holder of Retirement Shares at the time of Closing;

(d)	title to the Acquisition Shares will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever;

(e)	subject to Article 8 hereof, there will not have occurred

(i)
any material adverse change in the financial position or condition of Voxpath, its subsidiaries, their liabilities or the Voxpath Assets or any damage, loss or other change in circumstances materially and adversely affecting Voxpath, the Voxpath Business or the Voxpath Assets or Voxpath’ right to carry on the Voxpath Business, other than changes in the ordinary course of business, none of which has been materially adverse, or

(ii)
any damage, destruction, loss or other event, including changes to any laws or statutes applicable to Voxpath or the Voxpath Business (whether or not covered by insurance) materially and adversely affecting Voxpath, its subsidiaries, the Voxpath Business or the Voxpath Assets;

(f)	the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any;

(g)	the transactions contemplated hereby shall have been approved by the Board of Directors of Voxpath;

(i)	each of the directors and officers of Voxpath shall have resigned as directors and/or officers of Voxpath;

(j)
William Kosoff shall have been appointed as the Chairman of the Board of the Board of Directors of Voxpath and Louis Sagar shall have been appointed to the Board of Directors, provided, however, such appointment of Louis Sagar shall not become effective until 10 days after the mailing of the Schedule 14f.

Waiver by Retirement and the Retirement Shareholders

7.4 The conditions precedent set out in the preceding section are inserted for the exclusive benefit of Retirement and the Retirement Shareholders and any such condition may be waived in whole or in part by Retirement or the Retirement Shareholders at or prior to the Closing by delivering to Voxpath a written waiver to that effect signed by Retirement and the Retirement Shareholders. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing, Retirement and the Retirement Shareholders shall be released from all obligations under this Agreement.

Nature of Conditions Precedent

7.5 The conditions precedent set forth in this Article are conditions of completion of the transactions contemplated by this Agreement and are not conditions precedent to the existence of a binding agreement. Each party acknowledges receipt of the sum of $10.00 and other good and valuable consideration as separate and distinct consideration for agreeing to the conditions of precedent in favor of the other party or parties set forth in this Article.

Termination

7.6 Notwithstanding any provision herein to the contrary, if the Closing does not occur on or before September, 2006 (the “Termination Date”), this Agreement will be at an end and will have no further force or effect, unless otherwise agreed upon by the parties in writing.

Confidentiality

7.7 Notwithstanding any provision herein to the contrary, the parties hereto agree that the existence and terms of this Agreement are confidential and that if this Agreement is terminated pursuant to the preceding section the parties agree to return to one another any and all financial, technical and business documents delivered to the other party or parties in connection with the negotiation and execution of this Agreement and shall keep the terms of this Agreement and all information and documents received from Retirement and Voxpath and the contents thereof confidential and not utilize nor reveal or release same, provided, however, that Voxpath will be required to issue a news release regarding the execution and consummation of this Agreement and file a Current Report on Form 8-K with the Securities and Exchange Commission respecting the proposed Acquisition contemplated hereby together with such other documents as are required to maintain the currency of Voxpath’s filings with the Securities and Exchange Commission.

ARTICLE 8
RISK

Material Change in the Business of Retirement

8.1 If any material loss or damage to the Retirement Business occurs prior to Closing and such loss or damage, in Voxpath’ reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, Voxpath shall, within two (2) days following any such loss or damage, by notice in writing to Retirement, at its option, either:

(a)	terminate this Agreement, in which case no party will be under any further obligation to any other party; or

(b)
elect to complete the Acquisition and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to Voxpath’ obligations to carry out the transactions contemplated hereby, be vested in Retirement or otherwise adequately secured to the satisfaction of Voxpath on or before the Closing Date.

Material Change in the Voxpath Business

8.2 If any material loss or damage to the Voxpath Business occurs prior to Closing and such loss or damage, in Retirement’s reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, Retirement shall, within two (2) days following any such loss or damage, by notice in writing to Voxpath, at its option, either:

(a)	terminate this Agreement, in which case no party will be under any further obligation to any other party; or

(b)
elect to complete the Acquisition and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to Retirement’s obligations to carry out the transactions contemplated hereby, be vested in Voxpath or otherwise adequately secured to the satisfaction of Retirement on or before the Closing Date.

ARTICLE 9
CLOSING

Closing

9.1 The Acquisition and the other transactions contemplated by this Agreement will be closed at the Place of Closing on Closing Date in accordance with the closing procedure set out in this Article.

Documents to be Delivered by Retirement

9.2 On or before the Closing, Retirement and the Retirement Shareholders will deliver or cause to be delivered to Voxpath:

(a)
the original or certified copies of the charter documents of Retirement, including amendments thereof, and all corporate records documents and instruments of Retirement, the corporate seal of Retirement and all books and accounts of Retirement;

(b)
all reasonable consents or approvals required to be obtained by Retirement for the purposes of completing the Acquisition and preserving and maintaining the interests of Retirement under any and all Retirement Material Contracts and in relation to Retirement Assets;

(c)	certified copies of such resolutions and minutes of the shareholders and directors of Retirement as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

(d)	an acknowledgement from Retirement and the Retirement Shareholders of the satisfaction of the conditions precedent set forth in section 7.3 hereof;

(e)
the certificates or other evidence of ownership of the Retirement Shares, together with such other documents or instruments required to effect transfer of ownership of the Retirement Shares to Voxpath;

(f)	declaration of acceptance by William Kosoff of being elected as a member of the Board of Directors of Retirement, and

(g)	such other documents as Voxpath may reasonably require to give effect to the terms and intention of this Agreement.

Documents to be Delivered by Voxpath

9.3 On or before the Closing, Voxpath shall deliver or cause to be delivered to Retirement and the Retirement Shareholders:

(a)	share certificates representing the Acquisition Shares duly registered in the names of the holders of shares of Retirement Common Stock;

(b)	certified copies of such resolutions of the directors of Voxpath as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

(c)
a certified copy of a resolution of the directors of Voxpath dated as of the Closing Date appointing the nominees of Retirement as officers of Retirement and appointing the nominee of the Retirement Shareholders to the board of directors of Voxpath;

(d)	resignations of all of the officers of Voxpath as of the Closing Date;

(e)	undated resignation of James Anderson as director of Voxpath;

(f)	an acknowledgement from Voxpath of the satisfaction of the conditions precedent set forth in section 7.1 hereof;

(g)	certificate or incorporation and good standing certificate of Voxpath; and

(h)	such other documents as Retirement may reasonably require to give effect to the terms and intention of this Agreement.

ARTICLE 10
POST-CLOSING MATTERS

Forthwith after the Closing, Voxpath, Retirement and the Retirement Shareholders, as the case may be, agree to use all their best efforts to:

(a)	issue a news release reporting the Closing;

(b)
file a Form 8-K with the Securities and Exchange Commission disclosing the terms of this Agreement within 4 days of the Closing which includes the audited financial statements of Retirement as well as pro forma financial information of Retirement and Voxpath as required by Item 310 of Regulation SB as promulgated by the Securities and Exchange Commission;

(c)	file reports on Forms 13D and 3 with the Securities and Exchange Commission disclosing the acquisition of the Acquisition Shares by the Retirement Shareholders;

(d)
file with the Securities and Exchange Commission Schedule 14f1 disclosing the change in control of Voxpath and, 10 days after such filing, date the resolutions appointing Louis Sagar to the board of directors of Voxpath; and

(e)	change the name of Voxpath to “The Retirement Solution, Inc.” of such other name as determined by the Board of Directors of Voxpath;

(i)	obtain adequate funding which will enable Retirement to pursue its business plan for the subsequent twelve (12) months; and

(j)	associate itself with financial intermediaries who have the experience and capability to provide financial public relations and market support.

ARTICLE 11
GENERAL PROVISIONS

Arbitration

11.1 The parties hereto shall attempt to resolve any dispute, controversy, difference or claim arising out of or relating to this Agreement by negotiation in good faith. If such good negotiation fails to resolve such dispute, controversy, difference or claim within fifteen (15) days after any party delivers to any other party a notice of its intent to submit such matter to arbitration, then any party to such dispute, controversy, difference or claim may submit such matter to arbitration in the City of New York, New York.

Notice

11.2 Any notice required or permitted to be given by any party will be deemed to be given when in writing and delivered to the address for notice of the intended recipient by personal delivery, prepaid single certified or registered mail, or telecopier. Any notice delivered by mail shall be deemed to have been received on the fourth business day after and excluding the date of mailing, except in the event of a disruption in regular postal service in which event such notice shall be deemed to be delivered on the actual date of receipt. Any notice delivered personally or by telecopier shall be deemed to have been received on the actual date of delivery.

Addresses for Service

11.3 The address for service of notice of each of the parties hereto is as follows:

(a)	Voxpath:

378 North Main #124
Layton, Utah 84041
Attention:
Telephone no.
Facsimile no.

With a copy to:

Nathan W. Drage, P.C.
4766 Holladay Blvd.
Midvale, Utah 84117
Telephone no. (801) 273-9300
Facsimile no. (801) 273-9314

(b)	Retirement or the Retirement Shareholders:

337 N. Marwood Avenue
Fullerton CA 92832
Attention:
Telephone no.
Facsimile no.

With a copy to:

Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Attn: Andrea Cataneo, Esq.
Phone: (212) 930-9700
Telecopier: (212) 930-9725

Change of Address

11.4 Any party may, by notice to the other parties change its address for notice to some other address in North America and will so change its address for notice whenever the existing address or notice ceases to be adequate for delivery by hand. A post office box may not be used as an address for service.

Further Assurances

11.5 Each of the parties will execute and deliver such further and other documents and do and perform such further and other acts as any other party may reasonably require to carry out and give effect to the terms and intention of this Agreement.

Time of the Essence

11.6 Time is expressly declared to be the essence of this Agreement.

Entire Agreement

11.7 The provisions contained herein constitute the entire agreement among Retirement, the Retirement Shareholders and Voxpath respecting the subject matter hereof and supersede all previous communications, representations and agreements, whether verbal or written, among Retirement, the Retirement Shareholders and Voxpath with respect to the subject matter hereof.

Enurement

11.8 This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

Assignment

11.9 This Agreement is not assignable without the prior written consent of the parties hereto.

Counterparts

11.10 This Agreement may be executed in counterparts, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Agreement. Delivery of executed copies of this Agreement by telecopier will constitute proper delivery, provided that originally executed counterparts are delivered to the parties within a reasonable time thereafter.

Applicable Law

11.11 This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state, without regard to the principles of conflict of laws The parties hereto hereby submit to the exclusive jurisdiction of the United States federal courts located in New York, New York with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby. All parties irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. All parties further agree that service of process upon a party mailed by first class mail shall be deemed in every respect effective service of process upon the party in any such suit or proceeding. Nothing herein shall affect either party’s right to serve process in any other manner permitted by law. All parties agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner. The party which does not prevail in any dispute arising under this Agreement shall be responsible for all fees and expenses, including attorneys’ fees, incurred by the prevailing party in connection with such dispute.

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IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

VOXPATH HOLDINGS, INC.

By:	/s/ James Anderson
James Anderson, Chief Executive Officer

THE RETIREMENT SOLUTION, INC.

By:	/s/ William Kosoff
William Kosoff, Chief Executive Officer

SHAREHOLDERS OF THE RETIREMENT SOLUTION, INC. FOLLOW